Exhibit 4.10.1
FIRST AMENDMENT TO SUBORDINATION AND INTERCREDITOR AGREEMENT
     This FIRST AMENDMENT TO SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Amendment”) is dated as of June 29, 2007, and is entered into among LAMINAR DIRECT CAPITAL, L.P., a Delaware limited partnership (“Laminar”, and, together with any other Person that becomes a party to the Subordination Agreement (as defined below) as a “Subordinated Creditor” pursuant to a Subordinated Creditor Supplement (as defined in the Subordination Agreement), each, a “Subordinated Creditor”, and collectively, “Subordinated Creditors”), SECURUS TECHNOLOGIES, INC., a Delaware corporation (“Company”), the Subsidiaries of Company party hereto (collectively, “Subsidiary Guarantors” and, together with Company, collectively, “Debtors”) and ING CAPITAL LLC, as Agent for all Senior Creditors (as defined in the Subordination Agreement) party to the Senior Credit Agreement (as defined below) (“Agent”).
RECITALS:
     WHEREAS, Debtors, Agent and the other Senior Creditors have entered into a Credit Agreement dated as of September 9, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”);
     WHEREAS, as an inducement and one of the conditions precedent to the agreement of Agent and the other Senior Creditors to consummate the transactions contemplated by the Senior Credit Agreement, Agent and the other Senior Creditors required the Debtors and the Subordinated Creditors to execute and deliver that certain Subordination and Intercreditor Agreement dated as of September 9, 2004 (as amended from time to time, the “Subordination Agreement”; capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Subordination Agreement);
     WHEREAS, Debtors, Agent and the other Senior Creditors have agreed to amend the Senior Credit Agreement pursuant to that Consent and Third Amendment to Credit Agreement dated as of even date herewith (the “Third Amendment”); and
     WHEREAS, in connection with the execution and delivery of the Third Amendment, Debtors, Subordinated Creditors, Debtors, and Agent, on behalf of the Senior Creditors, have agreed to amend the Subordination Agreement on the terms and conditions set forth herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. AMENDMENTS TO THE SUBORDINATION AGREEMENT
     1.1. Section 2.3 of the Subordination Agreement, Subordinated Debt Payment Restrictions, is hereby modified and amended by deleting subsection (a) thereof in its entirety and by inserting the following in lieu thereof:

     (a) Notwithstanding the terms of the Subordinated Debt Documents, each Debtor hereby agrees that it may not make, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until all Senior Debt is indefeasibly paid in full in cash to the satisfaction of Senior Creditors and all commitments to lend under the senior Debt Documents shall have been terminated; provided, however, that Company may make, and each Subordinated Creditor may accept, (i) PIK Subordinated Debt Payments, (ii) so long as no Senior Default exists or would be caused thereby and Distributable Cash Flow is available therefor, cash payments of interest on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents, and (iii) to the extent any Holders (as defined in the Indenture, as defined in the Senior Credit Agreement) have not elected to have their Securities (as defined in the Indenture, as defined in the Senior Credit Agreement) redeemed pursuant to an Excess Cashflow Offer (as defined in the Indenture, as defined in the Senior Credit Agreement) as permitted by Section 8.14(b)(iii) or (iv) of the Senior Credit Agreement, so long as no Senior Default exists, cash payments on accrued interest in accordance with the Subordinated Note Documents as they exist on the date hereof or as amended as permitted by this Agreement; provided, however in no event shall the amount of Distributions made pursuant to this Section 2.3(a)(iii) in any calendar year, together with the amount of any repurchase of Securities (as defined in the Indenture, as defined in the Senior Credit Agreement) made with respect to such calendar year under Section 8.14(b)(iii) and 8.14 (b)(iv) of the Senior Credit Agreement, exceed the Excess Cash Flow Amount (as defined in the Indenture, as defined in the Senior Credit Agreement) for such calendar year.
     SECTION 2. MISCELLANEOUS
     2.1. NO OTHER AMENDMENTS. Except for the amendments set forth above, the text of the Subordination Agreement shall remain unchanged and in full force and effect, and Agent, on behalf of the Senior Creditors, the Subordinated Creditors and Debtors hereby ratify and confirm their obligations thereunder.
     2.2. ACKNOWLEDGMENT OF VALIDITY AND ENFORCEABILITY OF FINANCING DOCUMENTS. To the extent of any inconsistencies between the terms and provisions of this Amendment and the terms and provisions of the Subordination Agreement, this Amendment shall govern. In all other respects, the Subordination Agreement shall remain in full force and effect.
     2.3. CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date hereof, upon the occurrence of each of the following:
          (a) Agent shall have received counterparts of this Amendment, duly executed and delivered by Agent, Subordinated Creditors and the Debtors; and

          (b) Agent shall have received counterparts of the amendment to the Third Amendment, duly executed by the parties thereto, and all conditions precedent to the effectiveness of such amendment shall have been satisfied.
     2.4. SOLE BENEFIT OF PARTIES. This Amendment is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or interest under or because of the existence of this Amendment.
     2.5. SECTION TITLES. The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.
     2.6. REFERENCE TO AND EFFECT ON THE SUBORDINATION AGREEMENT. On and after the date hereof, each reference in the Subordination Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Subordination Agreement shall mean and be a reference to the Subordination Agreement as amended hereby.
     2.7. SEVERABILITY. The provisions of this Amendment are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Amendment is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such provision or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.
     2.8. ENTIRE AGREEMENT. The Subordination Agreement, as amended by this Amendment, constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior negotiations, understandings and agreements between such parties with respect to such transaction.
     2.9. APPLICABLE LAW. THIS AMENDMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND ALL APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.
     2.10. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in PDF form shall be as effective as delivery of a manually executed counterpart thereof.
     2.11. LOAN DOCUMENT. This Amendment shall be deemed a Loan Document for all purposes.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above, by their respective duly authorized officers.

SUBORDINATED CREDITORS: LAMINAR DIRECT CAPITAL, L.P., a Delaware limited partnership
By:
Its:

First Amendment to Subordination and Intercreditor Agreement

DEBTORS: SECURUS TECHNOLOGIES, INC., a Delaware corporation
By:
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T-NETIX, INC., a Delaware corporation
By:
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TELEQUIP LABS, INC., a Nevada corporation
By:
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T-NETIX TELECOMMUNICATIONS SERVICES, INC., a Texas corporation
By:
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SPEAKEZ, INC., a Colorado corporation
By:
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T-NETIX MONITORING CORPORATION, a Colorado corporation
By:
Its:

First Amendment to Subordination and Intercreditor Agreement

EVERCOM HOLDINGS, INC., a Delaware corporation
By:
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EVERCOM, INC., a Delaware corporation
By:
Its:

EVERCOM SYSTEMS, INC., a Delaware corporation
By:
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FORTUNELINX, INC., a Delaware corporation
By:
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EVERCONNECT, INC., a Delaware corporation
By:
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SYSCON JUSTICE SYSTEMS, INC., a California corporation
By:
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MODELING SOLUTIONS LLC, a Nevada limited liability company
By:
Its:

First Amendment to Subordination and Intercreditor Agreement

MODELING SOLUTIONS, LLC, a Wisconsin limited liability company
By:
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First Amendment to Subordination and Intercreditor Agreement

AGENT: ING CAPITAL LLC, a Delaware corporation, as Agent
By:
Its:

First Amendment to Subordination and Intercreditor Agreement